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                                                                    EXHIBIT 16.1


                         (DELOITTE & TOUCHE LETTERHEAD)





September 21, 2001


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Boyd Bros. Transportation Inc. dated September 17, 2001.

Yours truly,

/s/ Deloitte & Touche LLP